Exhibit (e)(7)

EXECUTION VERSION

MODIFICATION

TO

LOAN AND SECURITY AGREEMENT

This Modification to Loan and Security Agreement (this “Amendment”) is entered into as of April 3, 2012, by and among GRACE BAY HOLDINGS II, LLC (“Grace Bay”), COMVERGE, INC., a Delaware corporation (“Comverge”), ENERWISE GLOBAL TECHNOLOGIES, INC., a Delaware corporation (“Enerwise”), COMVERGE GIANTS, LLC, a Delaware limited liability company (“Giants”), PUBLIC ENERGY SOLUTIONS, LLC, a New Jersey limited liability company (“PES”), PUBLIC ENERGY SOLUTIONS NY, LLC, a Delaware limited liability company (“PES-NY”), CLEAN POWER MARKETS, INC., a Pennsylvania corporation (“CPM”) and ALTERNATIVE ENERGY RESOURCES, INC. a Delaware corporation (“AER”; and together with Comverge, Enerwise, Giants, PES, PES-NY and CPM, each a “Borrower” and individually, collectively, jointly and severally, as “Borrowers”).

RECITALS

A. Grace Bay and Borrowers are party to that certain Loan and Security Agreement dated as of November 5, 2010, as amended by that certain Modification No. 1 to Loan and Security Agreement dated March 31, 2011, and that certain Forbearance Agreement dated as of March 26, 2012 (the “Forbearance Agreement”) (as previously amended and as amended hereby and as the same may from time to time be further amended, modified, supplemented or restated, the “Loan Agreement”), pursuant to which Grace Bay agreed, subject to the terms and conditions set forth therein, to make certain loans and provide other financial accommodations to Borrowers.

B. Borrowers have requested that Grace Bay amend the Loan Agreement and the Forbearance Agreement as more fully set forth herein, and Grace Bay has agreed to so amend certain provisions of the Loan Agreement and the Forbearance Agreement, but only to the extent, in accordance with the terms, subject to the conditions and in reliance upon the representations and warranties set forth below.

AGREEMENT

NOW, THEREFORE, in consideration of the foregoing recitals and other good and valuable consideration, the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound, the parties hereto agree as follows:

1. Definitions. Capitalized terms used but not defined in this Amendment shall have the meanings given to them in the Loan Agreement.

2. Amendment to Forbearance Agreement. The definition of “Call Make-Whole Amount” in Section 1(c) of the Forbearance Agreement is hereby amended by deleting the reference to “125%” and replacing it with “100%”.

3. Limitation of Amendments.

3.1 The amendment set forth in Section 2 above is effective for the purposes set forth herein and shall be limited precisely as written and shall not be deemed to (a) be a consent to any amendment, waiver or modification of any other term or condition of any Loan Document (including, without limitation, the Forbearance Agreement), or (b) otherwise prejudice any right or remedy which Grace Bay may now have or may have in the future under or in connection with any Loan Document (including, without limitation, the Forbearance Agreement).

3.2 This Amendment shall be construed in connection with and as part of the Loan Documents and all terms, conditions, representations, warranties, covenants and agreements set forth in the Loan Documents (including, without limitation, the Forbearance Agreement), except as herein amended, are hereby ratified and confirmed and shall remain in full force and effect.

4. Representations and Warranties. To induce Grace Bay to enter into this Amendment, Borrowers hereby represent and warrant to Grace Bay as follows:

4.1 Each Borrower has the power and authority to execute and deliver this Amendment and to perform its obligations under the Loan Agreement and the other Loan Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment;

4.2 The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement and the other Loan Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment, have been duly authorized;

4.3 The execution and delivery by Borrowers of this Amendment and the performance by Borrowers of their obligations under the Loan Agreement and the other Loan Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment, do not and will not contravene (a) any law or regulation binding on or affecting Borrowers, (b) any contractual restriction with a Person binding on Borrowers, (c) any order, judgment or decree of any court or other governmental or public body or authority, or subdivision thereof, binding on Borrowers, or (d) the organizational documents of Borrowers;

4.4 The execution and delivery by each Borrower of this Amendment and the performance by such Borrower of its obligations under the Loan Agreement and the other Loan Documents (including, without limitation, the Forbearance Agreement), as amended by this Amendment, do not require any order, consent, approval, license, authorization or validation of, or filing, recording or registration with, or exemption by any governmental or public body or authority, or subdivision thereof, binding on such Borrower, except as already has been obtained or made; and

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4.5 This Amendment has been duly executed and delivered by each Borrower and is the binding obligation of such Borrower, enforceable against such Borrower in accordance with its terms, except as such enforceability may be limited by bankruptcy, insolvency, reorganization, liquidation, moratorium or other similar laws of general application and equitable principles relating to or affecting creditors’ rights.

5. Integration. This Amendment and the other Loan Documents represent the entire agreement about this subject matter and supersede prior negotiations or agreements. All prior agreements, understandings, representations, warranties, and negotiations between the parties about the subject matter of this Amendment and the other Loan Documents merge into this Amendment and the other Loan Documents.

6. Counterparts. This Amendment may be executed in any number of counterparts and all of such counterparts taken together shall be deemed to constitute one and the same instrument. Any facsimiled or photocopied signatures hereto, or signatures delivered by email (in .pdf format) shall be deemed original signatures hereto, all of which shall be equally valid.

7. Effectiveness. This Amendment shall be deemed effective upon (a) the due execution and delivery to Grace Bay of this Amendment by each party hereto, (b) payment of Grace Bay’s legal fees and expenses in connection with the negotiation and preparation of this Amendment, and (c) the truthfulness and correctness of all representations and warranties made by Borrowers in Section 4 above in all material respects as of the date hereof.

8. Loan Document. This Agreement constitutes a Loan Document. Any breach by any Borrower of any material term, provision, covenant, agreement, representation or warranty set forth in this Agreement shall constitute an immediate Event of Default under the Loan Agreement.

9. Legend. THIS AMENDMENT AND THE RIGHTS AND OBLIGATIONS EVIDENCED HEREBY ARE SUBORDINATE IN THE MANNER AND TO THE EXTENT SET FORTH IN THAT CERTAIN AMENDED AND RESTATED SUBORDINATION AGREEMENT (THE “INTERCREDITOR AGREEMENT”) DATED AS OF MARCH 26, 2012 BY AND AMONG SILICON VALLEY BANK, GRACE BAY HOLDINGS II, LLC AND PEAK HOLDING CORP., AS NOTE AGENT, TO THE INDEBTEDNESS (INCLUDING INTEREST) OWED BY BORROWERS.

[Signature page follows.]

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IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be duly executed and delivered as of the date first written above.

BORROWERS:

COMVERGE, INC.,
a Delaware corporation

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Executive Vice President and Chief Financial Officer

ENERWISE GLOBAL TECHNOLOGIES, INC.,
a Delaware corporation

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Vice President

COMVERGE GIANTS, LLC,
a Delaware limited liability company

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Vice President

PUBLIC ENERGY SOLUTIONS, LLC,
a New Jersey limited liability company

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Vice President

PUBLIC ENERGY SOLUTIONS NY, LLC,
a Delaware limited liability company

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Vice President

[SIGNATURE PAGE TO MODIFICATION TO LOAN AND SECURITY AGREEMENT]

CLEAN POWER MARKETS, INC.,
a Pennsylvania corporation

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Vice President

ALTERNATIVE ENERGY RESOURCES, INC.,
a Delaware corporation

By:	/s/ David Mathieson
Name:	David Mathieson
Title:	Vice President

[SIGNATURE PAGE TO MODIFICATION TO LOAN AND SECURITY AGREEMENT]

GRACE BAY:

GRACE BAY HOLDINGS II, LLC,
as sole holder of the Loans

By:	/s/ Richard Siegel
Name:	Richard Siegel
Title:	Authorized Signatory

[SIGNATURE PAGE TO MODIFICATION TO LOAN AND SECURITY AGREEMENT]